    As filed with the Securities and Exchange Commission on December 5, 2000.
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

North Carolina                                               56-1714315
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

4709 Creekstone Drive,
Riverbirch Building, Suite 200
Durham, North Carolina                                       27703-8411
(Address of Principal Executive Offices)                     (Zip Code)


          QUINTILES TRANSNATIONAL CORP. NONQUALIFIED STOCK OPTION PLAN
             QUINTILES TRANSNATIONAL CORP. EQUITY COMPENSATION PLAN
                            (Full title of the plans)


                            Dennis B. Gillings, Ph.D.
                Chairman of the Board and Chief Executive Officer
                          Quintiles Transnational Corp.
              4709 Creekstone Drive, Riverbirch Building, Suite 200
                        Durham, North Carolina 27703-8411
                     (Name and address of agent for service)

                                 (919) 998-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                       Raleigh, North Carolina 27602-2611
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

    Title of securities to be registered        Amount to be       Proposed maximum      Proposed maximum         Amount of
                                                registered(1)     offering price per    aggregate offering    Registration fee
                                                                       share(2)                price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            6,500,000             $15.19              $98,735,000            $26,066

================================================================================================================================

         (1) Plus such indeterminate number of shares as may be issued pursuant to certain antidilution provisions contained in the plans.

         (2) Pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Company's Common Stock reported on the Nasdaq Stock Market on November 30, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 482(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement is filed to register an additional 6,500,000 shares of the Common Stock of Quintiles Transnational Corp. (the "Company") for issuance under the Equity Compensation Plan and the Nonqualified Stock Option Plan of the Company (collectively, the "Plans"). Registration Statements relating to the Plans, Nos. 33-91026, 333-40493, 333-75183, and 333-92987 are effective, and the contents of such registration statements are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company (File No. 000-23520) with the Commission and are incorporated herein by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (3) Current Reports on Form 8-K dated January 25, 2000, January 26, 2000, March 9, 2000, April 20, 2000, May 4, 2000, May 26,
                  2000, July 20, 2000 and October 19, 2000;

         (4) Registration Statement on Form 8-A dated February 28, 1994 and amended April 11, 1994 containing a description of the Common Stock of the Company; and

         (5) The description of the rights attached to the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated November 5, 1999 and amended by Form 8-A/A dated May 10, 2000.

         All reports and other documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the securities being registered by this Registration Statement will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., beneficially own an aggregate of 6,847 shares of Quintiles Transnational Corp. common stock.

ITEM 8.  EXHIBITS

         The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit           Description
No.               -----------
-------

4.1(1)            Specimen Common Stock Certificate

4.2(2)            Amended and Restated Articles of Incorporation, as amended

4.3(3)            Amended and Restated Bylaws, as amended

4.4(4) Amended and Restated Rights Agreement dated November 5, 1999 and amended and restated as of May 4, 2000 between the Company and First Union National Bank as Rights Agent

5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2              Consent of Independent Public Accountants

23.3              Consent of Independent Auditors

23.4              Consent of Ernst & Young LLP, Independent Auditors

24                Power of Attorney (included as part of the signature page)

---------------------------

(1) Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8 as filed with the Commission on December 17, 1999.

(2) Incorporated by reference from Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, as filed with the Commission on November 15, 1999.

(3) Incorporated by reference from Exhibit 4.02 to the Company's Current Report on Form 8-K as filed with the Commission on November 5, 1999.

(4) Incorporated by reference from Exhibit 4.01 to Amendment No. 1 to the Company's Registration Statement on Form 8-A as filed with the Commission on May 10, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on December 5, 2000.

                                         QUINTILES TRANSNATIONAL CORP.


                                         By:  /s/ Dennis B. Gillings, Ph.D.
                                              ----------------------------------
                                              Dennis B. Gillings, Ph.D.
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis B. Gillings and James L. Bierman and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of December 5, 2000 in the capacities indicated.

Signature                                     Title
---------                                     -----

/s/ Dennis B. Gillings, Ph.D.                 Chairman of the Board of Directors and Chief Executive
--------------------------------------        Officer
Dennis B. Gillings, Ph.D.

/s/ Santo J. Costa                            Vice Chairman and Director
--------------------------------------
Santo J. Costa

/s/ James L. Bierman                          Chief Financial Officer (Principal accounting and
--------------------------------------        financial officer)
James L. Bierman

/s/ Robert C. Bishop, Ph.D.                   Director
--------------------------------------
Robert C. Bishop, Ph.D.

/s/ E.G.F. Brown                              Director
--------------------------------------
E.G.F. Brown

                                              Director
--------------------------------------
Vaughn D. Bryson

/s/ Chester W. Douglass, Ph.D.                Director
--------------------------------------
Chester W. Douglass, Ph.D.

/s/ Jim D. Kever                              Director
--------------------------------------
Jim D. Kever

/s/ Arthur M. Pappas                          Director
--------------------------------------
Arthur M. Pappas

/s/ Eric J. Topol, M.D.                       Director
--------------------------------------
Eric J. Topol, M.D.

/s/ Virginia V. Weldon, M.D.                  Director
--------------------------------------
Virginia V. Weldon, M.D.

                          QUINTILES TRANSNATIONAL CORP.
                                  EXHIBIT INDEX

Exhibit           Description
No.               -----------
-------

4.1(1)            Specimen Common Stock Certificate

4.2(2)            Amended and Restated Articles of Incorporation, as amended

4.3(3)            Amended and Restated Bylaws, as amended

4.4(4) Amended and Restated Rights Agreement dated November 5, 1999 and amended and restated as of May 4, 2000 between the Company and First Union National Bank as Rights Agent

5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2              Consent of Independent Public Accountants

23.3              Consent of Independent Auditors

23.4              Consent of Ernst & Young LLP, Independent Auditors

24                Power of Attorney (included as part of the signature page)

---------------------------

(1) Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8 as filed with the Commission on December 17, 1999.

(2) Incorporated by reference from Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, as filed with the Commission on November 15, 1999.

(3) Incorporated by reference from Exhibit 4.02 to the Company's Current Report on Form 8-K as filed with the Commission on November 5, 1999.

(4) Incorporated by reference from Exhibit 4.01 to Amendment No. 1 to the Company's Registration Statement on Form 8-A as filed with the Commission on May 10, 2000.